An offering statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to the securities described herein (the “Securities”) has been filed with the U.S. Securities and Exchange Commission. Information contained in this preliminary offering circular (the “Preliminary Offering Circular”) is subject to completion or amendment. The Securities may not be sold nor may offers to buy be accepted before the Offering Statement is qualified. This Preliminary Offering Circular will not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of the Securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The issuer of the Securities may elect to satisfy its obligation to deliver a final offering circular (“Final Offering Circular”) by sending you a notice within two business days after the completion of its sale to you that contains the uniform resource locator where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

 PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

ITEM 1.

COVER PAGE OF PRELIMINARY OFFERING CIRCULAR

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

As soon as practicable after the date as of which the Offering Statement has been qualified by the Commission.

DermaWound® – The Next Generation Wound Care Protocol™

DermaWound, Inc.

1654 Calle Tulipan, Suite 100

San Juan, PR 00927-6242

1-520-490-5115

DermaWound.com (The contents of which do not constitute part of this offering circular.)

Up to 10,500,000 Shares of Common Stock

Aggregate Offering Amount: $10,500,000

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DermaWound Inc., a Commonwealth of Puerto Rico corporation (the “Company”), is conducting a Regulation A Tier 2 offering (this “Offering”) of 10,500,000 shares of Common Stock at $1.00 per share (the “Shares”). The aggregate amount of gross proceeds we are seeking to raise is $10,500,000. There is no minimum number of shares that must be sold in order to close this offering and thus no escrow account is being utilized. Accordingly, all funds raised in this Offering will become immediately available to DermaWound, Inc. and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment. See “Plan of Distribution” beginning on page 166 and “Securities Being Offered” beginning on page 300. We are a startup and the purchase price per share bears no relationship to our book value or any other measure of our current value or worth.

The offering will begin as soon as practicable after this offering statement has been qualified by the Securities and Exchange Commission (the “SEC”). This offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold; (2) the date which is one year after this offering has been qualified by the SEC; (3) the date on which the offering is extended by a resolution of the Board; or (4) the date on which this offering is earlier terminated by us in our sole discretion.

This Offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings and there is no minimum offering amount. We plan to hold a series of closings at which we and investors will execute subscription documents, we will receive the funds from investors and issue the shares to investors. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

	Price to Public	Underwriting Discount and Commissions	Offering Expenses	Proceeds to Issuer	Proceeds to Other Persons

Per Share	$1.00	$0.10	$0.02	$0.88	$0.00
Total Maximum	$10,500,000	$1,050,000	$210,000	$9,240,000	$0.00

(1)	The above table assumes that we will raise all the $10,500,000 with the assistance of a broker-dealer FINRA member firm.

(2)	We reserve the right to use commissioned sales agents or underwriters in addition to our self-underwriting plan of distribution.

(3)	The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling, and other costs incurred in this offering. See Use of Proceeds table on page 22 for detailed projected uses of proceeds, including legal and accounting costs for the Offering.

The Offering is being conducted by our officers, directors, and employees in reliance on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our executive officers, directors and employees will not receive any commission or any other remuneration for any sales of Shares. We may also offer the shares herein through broker-dealers who are registered with the Financial Industry Regulatory Authority (““FINRA”).” As of the date of this Offering Circular, no selling agreements have been entered into by us with any broker-dealer firms. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-qualification amendment to the offering circular to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA would have to approve the terms of the underwriting compensation before the broker-dealer may participate in the offering. To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We are also subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All the foregoing may affect the marketability of the common stock.

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We estimate the commission to broker-dealers will be about 10% of the gross offering. If we sell all the shares in this Offering through broker-dealers, we estimate that the aggregate gross proceeds to us will be $9,240,000 which we arrived at by subtracting $1,050,000 in projected broker-dealer commissions, and $210,000 in projected offering expenses from the $10,500,000 gross offering amount.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Registration Statement and future filings after this Offering.

The Company is an early-stage company. As of the date of this Offering Circular, no public market exists for the Shares, and no such public market may ever develop. If it does, it may not be sustained. As of the date of this Offering Circular, our Common Stock is not traded on any exchange or on the over-the-counter market, and we can provide no assurance that it will ever be quoted on a stock exchange or a quotation service. We anticipate that proceeds from this Offering will be employed as outlined in “Use of Proceeds” and “Description of Business.” For more information see “Securities Being Offered.”

These are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 100.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)I of Regulation A. For general information on investing, we encourage you to refer to www.investor.to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

Offering Circular Dated October 31, 2023

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Implications of Being an Emerging Growth Company

As an issuer with less than $1 billion in total gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). This will be significant if and when we become subject to the ongoing reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company:

We intend to take advantage of all these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act or until such earlier time, if any, as we no longer meet the definition of an emerging growth company. We would no longer be an emerging growth company if our revenues exceeded $1.07 billion; if we issued more than $1.0 billion in nonconvertible debt in a three-year period; or if the market value of our Common Stock held by the public exceeded $700 million as of our fiscal year-end.

We do not intend to register a class of securities under Section 12 of the Exchange Act.

 THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART, AND ITS USE FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN THE SECURITIES IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

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ADVICE OF FORWARD-LOOKING STATEMENTS

Certain statements in this Offering Circular constitute forward-looking statements. When used in this Offering Circular, the words “may,” “will,” “should,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “expect,” “continue,” and similar expressions or the negatives thereof are generally intended to identify forward-looking statements. Such forward-looking statements, including the intended actions and performance objectives of the Company, involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of the Company (as defined in “Summary of Offering”) to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those that we anticipate and that are expressed or implied by the use of such forward-looking statements and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular speak only as of this Offering Circular’s date, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

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ITEM 2.

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ITEM 3.

SUMMARY OF OFFERING

This Summary of Offering highlights information contained elsewhere in this Offering Circular and does not contain all of the information you should consider before investing in the Shares. Before making an investment decision, you should read the entire Offering Circular carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements, and the notes to the financial statements. An investment in the Shares presents substantial risks and you could lose all or substantially all of your investment.

Our Company, Industry and Overview

DermaWound, Inc. (the “Company,”) was incorporated in the Commonwealth of Puerto Rico on September 8, 2022. See Exhibit 2.1.

Our Market Focus.

DermaWound, Inc. is a biotechnology company focusing on safe and effective chronic and acute wound treatment solutions. We currently have two patented products that can be used either as an independent treatment option or as an adjunct to other treatment modalities - depending upon the wound type. DermaWound® brand products have been shown to be highly effective in the treatment of chronic and acute wounds that have been resistant to other forms of healing.1

DermaWound was invented by our Chairman and Chief Medical Officer, David M. Dixon, MD and was soft marketed in 2016. Due to the complexity and cost of existing products, Dr. Dixon recognized the need for a simple, yet efficacious, wound care product and developed DermaWound in response to this need. DermaWound has gone through extensive clinical testing showing it to be safe, hypoallergenic2 and has completed comprehensive white papers demonstrating promotion of total wound healing under a wide and varied set of clinical applications.

Based on Dr. Dixon’s 30 years of clinical experience in the treatment of non-healing wounds, we have developed and patented DermaWound, a wound treatment product whose many mechanisms of action, include disruption of biofilms which are typically resistant to most therapeutic interventions.3 Chronic wounds are greatly impacted by the development of a biofilm, an extracellular polymer matrix secreted by the unique flora that colonizes a wound bed. Over 90% of chronic wounds have biofilms that contain bacteria and fungi.4 The biofilm may lead to chronic inflammation in the wound bed, arresting wound healing and increasing the risk of septicemia and drug resistance. By disrupting the biofilm, DermaWound is able to access and eliminate the infecting micro-organisms, while simultaneously nourishing the healthy tissues and accelerating the healing process.

The active ingredients in DermaWound are suspended in a non-toxic sucrose and calcium carbonate substrate that is both bacteriostatic and bactericidal; and is highly effective against the development of viral, bacterial, and fungal resistance. Povidone-iodine (PI) is added to the DermaWound Original formula as a broad spectrum anti-viral, bacterial, and fungal that is also effective against both gram-positive and gram-negative organisms. Povidone-iodine works by oxidizing bacterial membrane components that are essential to cellular respiration.5 PI has also been found to be effective against a wide range of organisms and can treat antibiotic resistant organisms such as Methicillin-resistant Staphylococcus aureus (MRSA) and Candida albicans when used in diluted concentrations.6

1 Barbara, David M., FACS (Chief Investigator): Non-Healing Contaminated Wounds; DermaWound White Paper, Zanesville (OH): Genesis Hospital, Wound Care Clinic (WCC); 2018-2019. 4p. Available from https://dermawound.com/wp-content/uploads/DermaWound-Whitepaper -1.pdf.

2 Ibrahim, Rania, M.S., (Clinical Manager), Mihaela Mocanu (Quality Assurance Chemist), Westwood Laboratories (Sponsor); DermaWound 50 Subject Human Repeat Insult Patch Test for Skin Irritation and Skin Sensitization Evaluation [Clinical Report], Azusa (CA); BioScreen Testing Service, Inc.;2012. 1-8p.

3 Austin AJ, Davis PJ, et. Al. In vitro comparison of antimicrobial activity of iodine and silver dressings against biofilms. J Wound Care. 2009: 18(8): 343-346.

4 Attinger C, Wolcott R. Clinically addressing biofilm in chronic wounds. Adv Wound Care (New Rochelle). 2012: 1(3): 127-132.

5 Bigliardi PL, Alsagoff SAL, El-Kafrawi HY, Pyon J, Wa CTC, Villa MA. Povidone iodine in wound healing: a review of current concepts and practices. Int J Surg. 2017: 44: 260-268.

6 Richard W. Lacey and Andrew J. Catto, Action of povidone-iodine against methicillin-sensitive and – resistant cultures of Staphy lococcus aureus. Postgraduate medical journal. 1993; Vol 69, Suppl 3; S78-83.

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The use of Povidone-iodine allows the bound iodine to be cytotoxic to microorganisms and osmotically disrupt cellular membranes; yet provides a non-toxic healing environment for normal cells.7 The use of PI in wound care was extensively studied in 2017 and several features make this substance particularly useful in wound management. In addition to Povidone-iodine and Benzocaine, DermaWound brand products contain additional proprietary ingredients in our non-toxic substrate that combine to promote a moist and nutrient-rich environment which provides the best circumstances for efficient, high-quality rapid wound healing.8

The Market Potential.

The global wound care market size was valued at $20.6B USD in 2021 and is projected to expand at a compound annual growth rate (CAGR) of 4.1% from 2022 to 2030. The demand for wound care and wound healing products is increasing due to an aging and expanding population, and a rising prevalence of chronic diseases across the globe. Furthermore, increasing incidence of diabetes due to a sedentary lifestyle is one of the leading factors contributing to market growth. For instance, according to the American Diabetes Association, in 2018 an estimated 34.2 million people, i.e., 10.5% of the total U.S. population, had diabetes. Moreover, nearly 1.6 million U.S. residents had type 1 diabetes, which includes about 187,000 adolescents and children.

Wound care products are intended to speed up the body’s innate healing capabilities to heal wounds such as diabetic foot ulcers, which are prevalent in diabetic patients. According to ScienceDirect, foot ulcers may affect more than 25% of the diabetic population and may ultimately lead to amputation of a foot or toe in 20% of patients. This patient population is expected to continue to increase, as baby boomers start to retire and lead a more sedentary lifestyle. DermaWound is expected to be in demand as we move into the not-so-distant future in which we anticipate a significant increase in market growth over the next 25 years.

7 Austin AJ, Davis PJ, Greenman J, et al. In vitro comparison of antimicrobial activity of iodine and silver dressings against biofilms. J Wound Care. 2009; 18(8): 343-346.

8 Barbara, David M., FACS (Chief Investigator): Non-Healing Contaminated Wounds; DermaWound White Paper, Zanesville (OH): Genesis Hospital, Wound Care Clinic (WCC); 2018-2019. 8p. Available from https://dermawound.com/wp-content/uploads/DermaWound-Whitepaper -1.pdf.

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Advanced wound dressings had the largest revenue share in 2022 of the global wound care market. One of the key factors responsible for their dominance is their continued use in burn care. For instance, as per the American Burn Association (ABA) in 2016, around 486,000 people were given medical treatment due to burn injuries in the U.S. It also reported that complications from infection are highest in burn patients. DermaWound Venous Stasis Ulcer and Burn Care is a specialized formula designed for burn treatment and its subsequent infections.

It must also be noted, per the United Nations, the geriatric population numbered over 962.0 million in 2017 and is projected to reach around 2.1 billion by 2050. This elderly population is more susceptible towards injury, wounds, and diabetes; and therefore, will also help propel the wound care market forward.

In addition, an increasing number of Ambulatory Surgical Centers (ASC’s) are expected to help drive the market for wound care. ASC’s offer a variety of services such as surgical care, diagnostics, and preventive procedures. Outpatient surgeries for orthopedics, restorative, reconstructive, or alterative plastic surgeries and gastrointestinal (GI) related surgeries will also increase the demand for cost effective and easy to apply wound care treatments. According to Advancing Surgical Care, as of March 2021, the number of ASC’s in the U.S. is estimated to be 6,023.9

Telemedicine is also becoming a staple or norm in the treatment of outpatient wound care. DermaWound is the perfect solution for use in a home health care setting. It is easily applied and requires no special equipment or training.

Also, the number of traumatic injuries across the globe is expected to rise and drive the wound care market forward as conflicts between countries and ideologies come to a breaking point – with war as the end result. DermaWound has been proven on the battlefield and will be a welcome addition to any country’s portfolio of wound care treatment options for its military personnel and civilian populations.

Overview of Our Exclusive Intellectual Property Rights.

DermaWound, Inc. has protected its Intellectual Property (IP) with patents issued by the U.S. Patent and Trademark Office (USPTO). DermaWound Original and Venous Stasis Ulcer and Burn Formulasare registered and listed with the U.S. Food and Drug Administration (FDA) and have been granted National Drug Codes (NDC’s). DermaWound products have been designated as over the counter (OTC) drugs; which means they may be distributed by a licensed health care professional or may be purchased at a pharmacy, grocery store or online.

See Exhibit 10.1.

Who is Our Competition.

The majority of DermaWound’s competition comes from existing companies whose products are simply not as effective and come at a higher cost. These companies range from large to small and include Johnson & Johnson, Pfizer, Medtronic, Terrasil, and Medihoney. DermaWound is in a unique position to become the gold standard of wound care in the world, while also being the most affordable. These two key factors (efficacy and cost) will be a significant driver thrusting DermaWound to become a worldwide brand.

Tier 2 Reporting Requirements.

As the Company is conducting the Offering pursuant to Regulation A Tier 2, the Company will be required to file annual, semiannual, and current reports with the Commission on an ongoing basis.

9 Grand View Research: Analysis Report [Internet], Wound Care Market Size, Share & Trend Analysis byby Product (Advanced, Surgical, Traditional), By Application Region, and Segment Forecasts (2022-30). 2018-20. 90p. Available from: https://www.grandviewresearch.com/industry-analysis/wound-care-market.

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SUMMARY OF UNAUDITED FINANCIAL STATEMENT

The Following financial information summarizes the Company’s financial condition for period ended June 30, 2023.

DERMAWOUND, INC.,
Balance Sheets
	06-30-2023	September 08, 2022 (Inception) to December 31, 2022
	(Unaudited)	(Audited)
ASSETS:
CURRENT ASSETS:
Cash & cash equivalents	10,099	10,112
Total Current Assets	10,099	10,112

Other Assets
Intangibles	7,740	0
Total Other Assets	7,740	0

Total assets	17,839	10,112

LIABILITIES & STOCKHOLDERS’ FUND
Current Liabilities:
Accounts payable & accruals	47,770	80,120
Related party payables	47,743	5,243
Total current liabilities	95,513	85,363

Stockholders’ Deficit:
Common Stock, $0.0001 par value.
Authorized 100,000,000 shares
40,000,000 issued and outstanding	7,000	7,000
Additional Paid In Capital	3,000	3,000
Accumulated Deficit	(87,675)	(85,251)
Stockholders’ Deficit	(77,675)	(75,251)
Total liabilities & Stockholders’ Deficit	17,839	10,112

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DERMAWOUND, INC., Statements of Operations
	For the period from January 01, 2023 to June 30, 2023	For the period from September 08, 2022 (Inception) to December 31, 2022
	(Unaudited)	(Audited)

Income	0	0
Direct operating cost	0	0
Gross operating profit (Loss)	0	0

Bank Charges	13	88
Bookkeeping Expenses	0	1,500
Professional Expenses	2,410	73,620
Travel Expenses	0	5,043
Audit Fee	0	5,000
Total Expenses	2,423	85,251

Operating Profit (Loss)	(2,423)	(85,251)
Provision for taxation	0	0
Profit (Loss) after taxation	(2,423)	(85,251)

RISK FACTORS

Investing in the Shares involves a high degree of risk and many uncertainties. You should carefully consider the risks described below along with all the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase the Shares. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occur, our business, results of operations and financial condition may suffer significantly. If and when our Common Stock is eligible to become quoted, adverse events such as those described below could cause the trading price of the Shares to decline and could result in your losing all or part of your investment in the Shares. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Risks Associated with the Company and its Business Model

We Depend on Key Personnel.

The ability to execute our plan and maintain a competitive position in the wound treatment space depends to a large degree on the services of the Company’s senior management team and managers. The loss or diminution in the services of members of the senior management team or an inability to attract, retain and maintain additional senior management personnel could have a material adverse effect on our performance. Competition for personnel with relevant expertise is intense because of the small number of qualified individuals, and that competition may seriously affect the Company’s ability to retain its existing senior management and attract additional qualified senior management personnel, which could have a significant adverse impact on our performance.

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The Company may not Have Enough Time to Successfully Commercialize Our Product.

Although we have trademarked, patented, and received FDA registration for our products, DermaWound, Inc. may still not have enough time to commercialize it before a competitor enters the market with a potentially better or consumer acceptable product. Therefore, if we fail to start generating revenues to establish our presence in the wound treatment space, we will not be able to successfully commercialize our product which in turn will adversely affect our revenues and operational performance. In addition, our product may not gain consumer acceptability or loyalty which may negatively impact the value of the securities offered herein.

Other Competitors with Better Wound Treatment Product May Emerge.

Biotechnology is always evolving with new products being introduced into the market. Such new products may emerge that are more effective than our product. Moreover, such competitors may be better capitalized with better access to the financial markets than us. Such events will adversely affect our revenues and operational performance.

Purchases of Securities of Startups, Including the Company, Involve a High Degree of Risk.

Financial and operating risks confronting startups are significant. We are not immune to those risks. The market in which the Company competes is highly competitive, and the percentage of companies that survive and prosper is small. Startups often experience unexpected problems in the areas of product development, marketing, financing, general management, and market acceptance, among others, which frequently cannot be solved. In addition, startups may require substantial amounts of financing, which may not be available through institutional private placements, the public markets or otherwise.

Our Independent Auditor Has Expressed Substantial Doubt About Our Ability to Continue as a Going Concern Given Our Lack of Operating History and the Fact That to Date, We Have Generated No Revenues.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company began operations on September 8, 2022, and as of December 31, 2022, has not generated any revenues, and has incurred $85,251 in losses and accumulated deficit of $85,251 since inception. DermaWound, Inc’s ability to continue is dependent upon management’s plan to raise additional funds and achieve profitable operations. No assurance can be given that the Company’s management will be successful in these efforts. If the Company ceases to continue as a going concern, you will lose your entire investment.

The Company is Entering a Competitive Industry with a Clear Market Leader.

The Company is entering into a biotechnology space that is likely to have dominant and well capitalized competitors. Major industry players in the wound treatment space such as Johnson & Johnson, Pfizer, Medtronic, Terrasil, Medihoney and others are likely already developing products similar to ours that could be offered to consumers. In that case, if we are unable to raise additional capital to effectively compete with other better capitalized entrants to the space, we will not be profitable, and investors could lose some or all their entire investment.

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Our Ability to Build Brand Awareness in a Highly Competitive Market Will Ultimately Determine Whether We Will be Successful.

We are entering a marketplace that has significant players such as Neosporin, which is part of Johnson & Johnson, Sylvadene Cream from Pfizer, Silvasorb from Medtronic, Terrasil wound care products, Medihoney products and others with enormous financial and brand name recognition. We believe that developing and maintaining brand awareness of DermaWound in the wound treatment space in a cost-effective manner will be critical to achieving widespread acceptance of our product and are important elements in attracting consumers. Furthermore, we believe that the importance of brand recognition will increase as competition in our market develops. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to deliver our product at competitive prices. Our efforts to build our brand will involve significant expense. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses incurred in building our brand. If our efforts to promote and maintain our brand are not successful, we may fail to realize a sufficient return on our brand-building efforts, and our business could suffer.

Dermawound Product Offering May Not be Widely Accepted by Consumers.

The success of our product depends on consumer loyalty and acceptability. We must convince the consumer of the effectiveness of our product to stay relevant in the wound treatment space. If we fail, our revenues, operations and potential value of securities offered herein will be adversely affected.

Global or Regional Catastrophic Events Could Impact our Operations and Affect Our Ability to Grow Our Business.

Our business could be affected by unstable political conditions, civil unrest, large-scale terrorist acts, especially those directed against the United States or other major industrialized countries where our products are distributed, the outbreak or escalation of armed hostilities, major natural disasters, and extreme weather conditions, such as hurricanes, wildfires, tornados, earthquakes or floods, or widespread outbreaks of infectious diseases. Such catastrophic events could impact our operations and our supply chain, including the production and/or distribution of our products. Materials and/or personnel may need to mobilize to other locations. Some of the raw materials or components we use may be available from limited suppliers, and a regional catastrophic event impacting such suppliers could adversely impact our operations. In addition, such events could disrupt global or regional economic activity, which could affect consumer purchasing power and consumers ability to purchase our products, thereby reducing demand for our products. If our operations are disrupted or we are unable to grow our business as a result of these factors, our growth rate could decline and our business, financial condition and results of operations could be adversely affected.

We Are Subject to Supply Chain Disruptions.

We intend to rely on The Packaging Company of Long Beach, California, a third-party facility, to manufacture our packaging and Westwood Laboratories, Inc., of Azusa, California, another third-party facility, to manufacture our products and fill our product packaging. We also intend to rely on third party suppliers of Povidone-iodine, Benzocaine and other ingredients required for the formulation of our product. Our business could be affected by unstable political conditions, civil unrest, large-scale terrorist acts, especially those directed against the United States or other major industrialized countries where our products will be distributed, the outbreak or escalation of armed hostilities, major natural disasters, and extreme weather conditions, such as hurricanes, wildfires, tornados, earthquakes or floods, or widespread outbreaks of infectious diseases. Such catastrophic events could impact our operations and our supply chain, including the production and/or distribution of our products. Materials and personnel may need to mobilize to other locations. Some of the raw materials we use may be available from limited suppliers, and a regional catastrophic event impacting such suppliers could adversely impact our operations. In addition, such events could disrupt global or regional economic activity, which could affect consumer purchasing power and consumers ability to purchase our products, thereby reducing demand for our products. If our operations are disrupted or we are unable to grow our business as a result of these factors, our growth rate could decline and our business, financial condition and results of operations could be adversely affected.

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If Currency Exchange Rates Fluctuate Substantially in the Future, Our Operating Results, Which are Reported in U.S. Dollars, Could be Adversely Affected.

We are likely to become more exposed to the effects of fluctuations in currency exchange rates, which is likely in an inflationary economic environment. If we have to pay for portions of our raw materials in currencies other than U.S. dollars, but report our operating results in U.S. dollars, we face exposure to fluctuations in currency exchange rates. Consequently, exchange rate fluctuations between the U.S. dollar and other currencies could have a material impact on our operating results.

The Current and Future State of the Global Economy May Curtail Our Operations and Our Anticipated Revenue.

Our business may be adversely affected by changes in domestic and international economic conditions, including inflation, changes in consumer preferences and changes in consumer spending rates, personal bankruptcy, and the ability to collect our accounts receivable. Changes in global economic conditions may adversely affect the demand for our products and make it more difficult to collect accounts receivable, thereby negatively affecting our business, results of operations, financial condition, and prospects. The recent disruptions in credit and other financial markets and deterioration of national and global economic conditions could, among other things, impair the financial condition of some of our customers and suppliers, thereby increasing customer bad debts, and decreasing customers’ ability to spend disposable income, or non-performance by suppliers. We expect current inflationary pressure to affect the price we pay for raw materials and labor, the exchange rates for imported raw materials and the resulting adverse effect on our business, financial condition, and results of our operations.

Subject to FDA Registration and Regulation.

The FDA determines what testing is required for each product category: what claims can be made; the indicators and contraindications for each product; and ingredients required for specific claims.

Classification assigned by the FDA depends on a product’s intended use and the level of potential risk to the end user. The classifications most associated with products used for skin and wound care include, but are not limited to:

•	Implantable devices;

•	Prescription drugs;

•	Over the counter (OTC) drugs;

•	Cosmetics; and

•	Personal care products.

Several skin and wound care products are regulated. Once a clinician knows the FDA classification of a particular product, it is fairly simple to determine what claims, indications for use, and label information is required. This can be extremely helpful and may even be the key factor in determining if a product is appropriate for a particular patient situation.

FDA also specifies what information must be on the product of an over-the-counter drug and lists 11 specific items. Indications for use are the uses that the FDA recognizes as being safe and effective.

Health care professionals can make sound, science-based decisions if they understand the FDA regulatory process and the potential ramifications of product selection.

DermaWound products have been registered with the FDA and issued NDC/DLS numbers. See Exhibit 10.2.

We Could be Subject to Claims for Trademark Infringement.

From time to time, the Company may receive communications from holders of trademarks regarding their proprietary rights. Companies holding trade or service marks rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge the Company to enter into licensing arrangements. In addition, if the Company is determined to have infringed upon a third party’s intellectual property rights, the Company may be required to cease operating, pay substantial damages, seek a license from the holder of the infringed property right, which license may not be available on reasonable terms or at all, and/or establish and maintain alternative branding for the Company’s product. The Company may also need to file lawsuits to protect its trade or service mark rights from infringement from third parties, which could be expensive, time-consuming, and could distract management’s attention from its core operations.

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We may be Significantly Affected by the Worldwide Economic Downturn Due to the COVID-19 Pandemic.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China and is now commonly referred to as COVID-19. It has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in a protracted economic downturn that could negatively impact the value of the Shares and investor demand for the Shares generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and/or adversely affect our ability to access the capital markets in the future and could cause a further economic slowdown or recession or other unpredictable events, any of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Puerto Rico General Corporation Law May Limit Liability of Our Directors.

P.R. Laws Title 14, §3563 provides certain limitations to our officers and directors liability to shareholders lawsuit.

However, regardless of the provisions of P.R. Laws Title 14, §3563, such provisions do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act of 1934 or the rules and regulations thereunder, nor the concurrent jurisdiction of federal and state courts over all such matters under Section 22 of the Securities Act of 1933.

Risks Associated with this Offering and the Shares

We Have the Ability to Issue Additional Shares of Our Common Stock and Shares of Preferred Stock Without Asking for Stockholder Approval, Which Could Cause Your Investment to be Diluted.

Our Amended Articles of Incorporation authorizes the Board of Directors to issue up to 100,000,000 shares of common stock of which 40,000,000 shares are issued and outstanding. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment.

There is No Direct Correlation Between the Offering Price of the Shares and the Company’s Asset Value, Net Worth, Earnings, or Any Other Established Criteria of Value.

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The Offering Price of $1.00 per share has been determined by the management of the Company and bears no direct relationship to the Company’s asset value, net worth, earnings, or any other established criteria of value. Therefore, the price of the Shares is not necessarily indicative of the price (if any) at which the Shares may be traded following the consummation of this Offering. Investors purchasing the Shares under the incorrect assumption of a direct correlation between Company value and the price at which the Shares are being offered for sale may be assuming more risk than intended and must clearly understand that they can lose all or any part of their investment.

The Company is Unable to Provide Assurances that it Will Successfully Raise the Funds Required to Successfully Continue its Operation.

Although DermaWound, Inc. is attempting to raise $10,500,000 in this Offering, it is engaging in this Offering on a “best efforts” basis and, therefore, the Company is not obligated to raise the full $10,500,000. The Company has, and will have, the right to close on one or more subscriptions for the Shares, and to immediately begin using the proceeds of such subscriptions, regardless of the amounts raised, notwithstanding that the Company may not have received subscriptions for all or even substantially all of the amounts that it is seeking to raise. Because the Company cannot ensure that it will be able to (or that it will decide to) sell all or substantially all of the Shares offered for sale in this Offering, the Company could close on substantially less than $10,500,000. If the Company decides to terminate this Offering before it has sold all the Shares initially offered for sale, it may not have sufficient capital to achieve profitability.

Even if the Company sells all the Shares in this Offering, it may need substantial additional capital to fund working capital needs. There can be no assurance that additional financing will be available to the Company on commercially reasonable or acceptable terms, or at all. In addition, if the Company incurs debt, the risks associated with its business and with owning the Common Stock could increase.

There is No Public Market for the Shares.

Currently, there is no public market for the Shares, and no assurance can be given that any such public market will ever develop or be sustained in the future. As a result, prospective investors should be prepared to hold the Shares for an indefinite period.

No Independent Valuation of the Company has Been Performed in Determining the Terms of This Offering, and the Offering Price Has Been Arbitrarily Determined by the Company and Bears No Relationship to the Company’s Assets, Earnings, Book Value, Net Tangible Value, or Other Generally Accepted Criteria of Value for Investment.

No independent valuation of the Company has been performed in determining the terms of this Offering. The Company has determined the Offering Price arbitrarily and, therefore, the Offering Price does not necessarily bear any relationship to the Company’s assets, earnings, book value, net tangible value, or other generally accepted criteria of value for investment. The Offering Price is substantially higher than the net tangible book value per Share immediately before the commencement of this Offering; and even with the inflow of $10,500,000 in capital if this Offering is fully subscribed, the net tangible book value per Share, on a fully diluted basis, immediately after the conclusion of this Offering will still be less than the portion of the Offering Price attributable to a single Share. The Offering Price does not reflect market forces, and it should not be regarded as an indicator of any future market price of the Shares.

An Investor’s Ownership Interest Could be Significantly Diluted.

An investor’s ownership interest in the Company may be subject to future dilution. The Company may, and most likely will, need to raise additional capital in the future. In connection with raising such capital, the Company may issue additional Shares or other securities, which may include preferred stock that has liquidation, dividend, voting or other preferential rights that are senior to the rights of the Shares. The Company also may enter into strategic partnerships or acquisitions in the future in connection with which it may need to issue additional Shares or other securities, and it may issue additional Shares, options to purchase Shares, or other securities, to existing or future officers, directors, employees and consultants as compensation or incentives. As a result of the foregoing, a purchaser of Shares in this Offering could find its interest in the Company diluted in the future through a decrease in the purchaser’s relative percentage ownership of the Company.

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Voting Control is in the Hands of a Few Large Stockholders.

Voting control of the Company is concentrated in the hands of a small number of stockholders. You will not be able to influence our policies or any other corporate matter, including the election of directors, changes to the Company’s governance documents, expanding any employee equity or option pool, and any merger, consolidation, sale of all or substantially all of our assets, or other major action requiring stockholder approval. See “Securities Being Offered.” These few stockholders will make all major decisions regarding the Company. As a minority stockholder, you will not have a say in these decisions.

ITEM 4.

DILUTION

Dilution (also known as stock or equity dilution) occurs when a company issues new stock which results in a decrease of an existing stockholder’s ownership percentage of that company. Stock dilution can also occur when holders of stock options, such as company employees, or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder owns a smaller, or diluted, percentage of the company. Share dilution may happen anytime a company needs additional capital and issues equity securities to obtain such additional capital. Future sales of substantial amounts of our Common Stock in the public market could adversely affect the Shares then-prevailing market prices (if any), as well as our ability to raise equity capital in the future.

Dilution can also occur when a company issues equity as a result of an arbitrary determination of the offering price of the shares being offered. In the case of this Offering, because there is no established public market for the Shares, the Offering Price and other terms and conditions relating to the Shares have been determined by the Company arbitrarily and do not bear any necessary relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the Offering Price or its fairness to investors.

From time to time after the termination of this Offering, we may issue additional Shares to raise additional capital for the Company. Any such issuances may result in dilution of then existing stockholders, including investors in this Offering. If in the future the number of Shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, which, depending on the amount of capital raised by the issuance of the additional Shares, could render the Shares then held by stockholders less valuable than before the new issuance. Dilution may also reduce the value of existing Shares by reducing the Common Stock’s earnings per Share. There is no guarantee that dilution of Common Stock will not occur in the future.

Except as disclosed in this Offering Circular, no Common Stock, or any other form of equity in the Company, has been issued to any officer, director, promoter of the Company (or any affiliated person) in a transaction during the 12 months preceding the date of this Offering Circular, and no such person possesses any right to acquire any Common Stock or other equity in the Company, other than through this Offering. (The Company has not adopted any stock option plan, and no such plan is under consideration as of the date of this Offering Circular.) See Item –2, Table of Contents - “Security Ownership of Management and Certain Securityholders”.

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ITEM 5.

PLAN OF DISTRIBUTION

The Company is offering for sale up to 10,500,000 Shares of Common Stock, par value, $0.0001, at $1.00 per share. The Offering is being conducted by our officers, directors, and employees in reliance on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our executive officers, directors and employees will not receive any commission or any other remuneration for any sales of Shares. We may also offer the shares herein through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”““). As of the date of this Offering Circular, no selling agreements had been entered into by us with any broker-dealer firms. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-qualification amendment to the offering circular to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA would have to approve the terms of the underwriting compensation before the broker-dealer may participate in the offering. To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We are also subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock. We do not have Selling Shareholders.

If we sell the shares offered herein through broker-dealers, we estimate the commission to broker-dealers will be about 10% of the gross offering. If we sell all the shares in this Offering through broker-dealers, we estimate that the aggregate gross proceeds to us will be $9,240,000 which we arrive by subtracting $1,050,000 in broker-dealer commissions, and $210,000 in offering expenses from the $10,500,000 gross offering amount.

The offering will begin as soon as practicable after this offering statement has been qualified by the Securities and Exchange Commission (the “SEC”). This offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after this offering has been qualified by the SEC, (3) the date on which the offering is extended by a resolution of the Board or (4) the date on which this offering is earlier terminated by us at our sole discretion.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings and there is no minimum offering amount. We plan to hold a series of closings at which we and investors will execute subscription documents, we will receive the funds from investors and issue the shares to investors. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

No investor purchasing Shares will have any assurance that other purchasers will invest in this Offering. Once Shares are subscribed for, subscription funds will become available to us and may be transferred by the Company directly from our administrative account into our operating account for use as described in “Use of Proceeds” as set forth herein. Once subscriptions are accepted during the Offering Period, subscribers have no right to a return of their funds and could lose their entire investment. If the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

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PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must:

•	Execute and deliver a subscription agreement; and

•	Deliver a check or certified funds to us for acceptance or rejection.

 See Exhibit 10.6.

All checks for subscriptions must be made payable to “DERMAWOUND, INC.” Alternatively, investors can wire funds as follows:

Name of Bank: FirstBank Puerto Rico

Bank Address: 1519 Ponce De Leon Ave.

San Juan, PR 00908

Account Number: 0909227253

Routing Number: 221571473

Reference: DermaWound, Inc.

Fedwire Swift Code: FBPRPRSJ

Currency: USD ($)

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

The Company reserves the right to reject any investor’s subscription in whole or in part for any reason or no reason. If any prospective investor’s subscription is rejected, all funds received from that investor will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we may use additional advertising, sales, and other promotional materials in connection with this Offering. Such materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although any such materials will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, such materials may not give a complete understanding of this Offering, the Company or the Shares and are not to be considered part of this Offering Circular. This Offering is made Only by means of this Offering Circular, and prospective investors must read and rely only on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Investment Limitations

Generally, no sale may be made to a natural person in this Offering if the aggregate purchase price paid is more than 10% of the greater of that person’s annual income or net worth (or, in the case of an investor that is not a natural person, if the aggregate purchase price paid is more than 10% of the greater of that person’s revenues or net assets for its most recently completed fiscal year end). Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2))(IC) of Regulation A under the Securities Act.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to visit www.investvisit www.investor.gov.

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The above noted investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 under the Securities Act, which is any one of the following:.

A natural person is an accredited investor if he/she meets one of the following criteria:

•	His or her individual net worth, or joint net worth with the investor’s spouse or spousal equivalent, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and he or she has no reason to believe that the net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the investor’s residence less and mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness of obligation only if it is a liability in calculating net worth.

For the purposes of calculating “joint net worth” in the bullet-point paragraph above, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent. Assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard above does not require that the securities be purchased jointly.

•	He or she has individual annual income in excess of $200,000 in each of the two most recent years, or joint annual income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

•	He or she holds in good standing one or more professional certifications or designations from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

•	He or she is “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of the Investment Company Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

A business entity or other organization is an accredited investor of any of the following:

•	a corporate, limited liability company, exempt organization described in Secti501I(c)(3) of the Internal Revenue Code, business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

•	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974: (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or a registered investment advisor; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

•	a trust, with total assets in excess of $5,000,000 which was not formed for the specific purpose of acquiring the securities offered, and whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act;:

•	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, registered investment companies, registered investment advisors, investment advisers relying on certain registration exemptions, and “rural business investment companies”;

•	any private “business development company” as defined in Section 202(a)(22) of the Investment Advisors Act of 1940 (the “Advisors Act”);

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•	any family office as defined in Rule 202(a)(11)(G) – 1 under the Advisors Act with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (any such family office, “Family Office”);

•	any family client, as defined in Rule 202(a)(11)(G) – 1 under the Advisors Act, of a Family Office and whose prospective investment in the issuer is directly by such family Office;

•	any entity, of a type not listed above, which was not formed for the specific purpose of acquiring the securities offered, and which owns investments in excess of $5,000,000; or

•	any entity in which all of the equity owners are accredited investors.

Under Rule 251 of Regulation A, an investor that is neither an accredited investor nor a natural person is subject to the investment limitation and may invest funds only to the extent that they do not exceed 10% of the greater of the purchaser’s revenue or net assets for the purchaser’s most recently completed fiscal year end. A natural person that is not an accredited investor may invest funds only to the extent that they do not exceed 10% of the greater of the purchaser’s annual income or net worth.

NOTE: A natural person’s net worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of the person’s primary residence and may exclude any indebtedness secured by that residence (up to an amount equal to its value). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

As described above, in order to purchase the Shares and before the Company may accept any funds from an investor, the investor will be required to represent, to the Company’s satisfaction, that he, she, or it is either an accredited investor or is in compliance with the investment limitation described in the second preceding paragraph.

The Company, subject to compliance with Rule 255 of the Securities Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, television, and the Internet. We have plans to solicit investors using the Internet through a variety of existing Internet advertising mechanisms, such as search-based advertising, search engine optimization and our website. We will offer Shares: (i) as permitted by Rule 251(d)(1); (ii) whereby offers may be made after the Offering Statement is filed with the Commission but before it is qualified, provided that any written offers are made by means of a preliminary offering circular that complies with Rule 254; (iii) as permitted by Rule 251(d)(1), whereby offers may be made after the Qualification Date, provided that any written offers are accompanied with or preceded by the most recent Offering Circular filed with the Commission.

No sales will be made to any investor before the Offering Statement has been qualified by the Commission and a final Offering Circular has been made available to that investor.

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ITEM 6.

USE OF PROCEEDS

The following table presents our projected Use of Proceeds:

	If 25% of the Offering is Raising	If 50% of the Offering is Raising	If 75% of the Offering is Raising	If 100% of the Offering is Raising

Cost of Goods Sold	875,000.00	1,750,000.00	2,625,000.00	3,500,000.00
Marketing and Promotions	167,500.00	325,000.00	487,500.00	650,000.00
Working Capital	155,25000	310,500.00	465,750.00	621,000.00
Production Facility and Warehouse	14,750.00	29,500.00	44,250.00	59,000 00
Operating Expenses	275,000.00	550,000.00	825,000.00	1,100,000.00
Salaries and Benefits	500,000.00	1,000,000.00	1,500,000.00	2,000,000.00
Research and Development	180,000.00	360,000.00	540,000.00	720,000.00
Consulting Fee	150,000.00	300,000.00	450,000.00	600,000.00
Misc. Offering Expenses	22,500.00	45,000.00	67,500.00	90,000.00
Offering Costs / Broker Dealer	262,500.00	525,000.00	787,500.00	1,050,000 00
Legal Costs	25,000.00	50,000.00	75,000.00	100,000.00
Blue Sky Compliance	2,500.00	5,000.00	7,500.00	10,000.00
Total	2,625,000.00	5,250,000.00	7,875,000.00	10,500,000.00

The Company reserves the right to change the above use of proceeds because the table is intended to provide an overview of the contemplated application (or use) of proceeds over time (approximately 18 months) as a function of the success of this Offering’s capital raise.

ITEM 7.

DESCRIPTION OF BUSINESS

Our Company, Industry and Overview

DermaWound, Inc. (the “Company,”) was incorporated in the Commonwealth of Puerto Rico on September 8, 2022.

Our Market Focus.

DermaWound, Inc. is a biotechnology company focusing on safe and effective chronic and acute wound treatment solutions. We currently have two patented products that can be used either as an independent treatment option or as an adjunct to other treatment modalities - depending upon the wound type. DermaWound® brand products have been shown to be highly effective in the treatment of chronic and acute wounds that have been resistant to other forms of healing. (see Footnote 1)

DermaWound was invented by our Chairman and Chief Medical Officer, David M. Dixon, MD and was soft marketed in 2016. Due to the complexity and cost of existing products, Dr. Dixon recognized the need for a simple, yet efficacious, wound care product and developed DermaWound in response to this need. DermaWound has gone through extensive clinical testing showing it to be safe, hypoallergenic (see Footnote 2) and has completed comprehensive white papers demonstrating promotion of total wound healing under a wide and varied set of clinical applications.

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Based on Dr. Dixon’s 30 years of clinical experience in the treatment of non-healing wounds, we have developed and patented DermaWound; a wound treatment product whose many mechanisms of action, include disruption of biofilms which are typically resistant to most therapeutic interventions. (see Footnote 3) Chronic wounds are greatly impacted by the development of a biofilm, an extracellular polymer matrix secreted by the unique flora that colonizes a wound bed. Over 90% of chronic wounds have biofilms that contain bacteria and fungi. (see Footnote 4) The biofilm may lead to chronic inflammation in the wound bed, arresting wound healing and increasing the risk of septicemia and drug resistance. By disrupting the biofilm, DermaWound is able to access and eliminate the infecting micro-organisms, while simultaneously nourishing the healthy tissues and accelerating the healing process.

The active ingredients in DermaWound are suspended in a non-toxic sucrose and calcium carbonate substrate that is both bacteriostatic and bactericidal; and is highly effective against the development of viral, bacterial, and fungal resistance. Povidone-iodine (PI) is added to the DermaWound Original formula as a broad spectrum anti-viral, bacterial, and fungal that is also effective against both gram-positive and gram-negative organisms. Povidone-iodine works by oxidizing bacterial membrane components that are essential to cellular respiration. (see Footnote 5) PI has also been found to be effective against a wide range of organisms and can treat antibiotic resistant organisms such as Methicillin-resistant Staphylococcus aureus (MRSA) and Candida albicans when used in diluted concentrations. (see Footnote 6)

The use of Povidone-iodine allows the bound iodine to be cytotoxic to microorganisms and osmotically disrupt cellular membranes; yet provides a non-toxic healing environment for normal cells. (see Footnote 7) The use of PI in wound care was extensively studied in 2017 and several features make this substance particularly useful in wound management. In addition to Povidone-iodine and Benzocaine, DermaWound brand products contain additional proprietary ingredients in our non-toxic substrate that combine to promote a moist and nutrient-rich environment, which provides the best circumstances for efficient, high-quality rapid wound healing. (see Footnote 8)

The Market Potential.

The global wound care market size was valued at $20.6B USD in 2021 and is projected to expand at a compound annual growth rate (CAGR) of 4.1% from 2022 to 2030. The demand for wound care and wound healing products is increasing due to an aging and expanding population, and a rise in prevalence of chronic diseases across the globe. Furthermore, increasing incidence of diabetes due to sedentary lifestyle is one of the leading factors contributing to market growth. For instance, according to the American Diabetes Association in 2018, an estimated 34.2 million people, i.e., 10.5% of the total U.S. population, had diabetes. Moreover, nearly 1.6 million U.S. residents had type 1 diabetes, which includes about 187,000 adolescents and children.

Early-Stage Business.

We are a startup early-stage business, incorporated on September 8, 2022. Our business is therefore subject to the usual vagaries of startups, including the possibility that all our projections and plans may never come to fruition and our investors may end up losing all their investments. However, although our founder has some experience in the technology space, such experience does not guarantee that we will succeed as an ongoing concern.

Sources of Revenue.

DermaWound products will be marketed and distributed through third-party sales companies which have a track record in the industry and an existing client base. Initially, the products will be marketed and sold to users in the United States, and a few select foreign markets, then globally as production continues to ramp up. Current expectations are to expand into Europe, India, South America, Asia, Africa, and Australia.

Targeted users will be the medical community, hospitals, diabetic community, senior living facilities, advanced wound care specialists, national drug store chains, government agencies, and groups that purchase large quantities and distribute internationally to the various healthcare outlets. Online sales will not be a large component of the sales but are expected to increase as new products come to market and our telemedicine platform grows.

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Our Exclusive Intellectual Property.

DermaWound, Inc. has protected its Intellectual Property (IP) with patents issued by the U.S. Patent and Trademark Office (USPTO). DermaWound Original and Venous Stasis Ulcer and Burn Formulas are registered and are listed with the U.S. Food and Drug Administration (FDA) and have been granted National Drug Codes (NDC’s). DermaWound products have been assigned as over the counter (OTC) drugs, which means they are over-the-counter drug products. Dermawound may be dispensed by or under the direction of a licensed health care professional or doctor’s order or may be purchased at a pharmacy, grocery store or online.

The Company’s Team.

As of the date of this Offering Circular, the Company has the following persons on its team: David M. Dixon MD, Chairman and Chief Medical Officer and Joseph L. Donati, President, Secretary and Treasurer. Dr. Dixon and Mr. Donati intend to devote as much time as required to execute on the business plan herein.

The annual budget shows the need to hire for multiple disciplines within the company and build a team to carry DermaWound forward as its expands and grows. All of the additional positions have been reviewed and the appropriate salary range reviewed to make certain that we are able to hire the best person for each position.

We anticipate hiring 20 additional employees during the twelve (12) months following the closing of the Offering. The positions to be hired over the 12 months following the closing are as follows:

Month 1
●	Chief Medical Officer
●	President	Month 4
●	Administrative Assistant	●	Sales Manager
●	Social Media Coordinator	●	Marketing Manager
●	Shareholder Relations	●	Logistics Manager
●	Product Education Manager
Month 5
		●	Accounts Payable Clerk

Month 2		Month 6
●	Chief Operating Officer	●	Controller
●	Director of Marketing and Sales	●	Secretary
●	Telemedicine Manager	●	Shipping and Receiving Clerk
●	Event Coordinator / Public Relations	●	Laboratory Assistant
●	Laboratory Manager
●	Quality Control Manager	Month 8
●	Patent and Trademark Specialist	●	Accounts Receivable Cler

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Our Preferred Partners

As of the date of this Offering Circular, DermaWound, Inc. has a entered into agreements with The Packaging Company and Westwood Laboratories for the manufacturing, filling and packaging of its wound care products.

See Exhibit 10.3

Legal Proceedings.

From time to time, the Company may be involved in legal proceedings or may be subject to other claims against it. The results of such legal proceedings and the resolution of such claims cannot be predicted with certainty; but in either case, they could have an adverse impact on the Company’s business or the development of the DermaWound products due to defense and settlement costs, diversion of resources and other factors. The Company is not currently subject to any material claims against it, nor is it involved in any legal proceedings.

Prior Sale of Common Stock.

Except as described in the Offering Statement, the Company has not engaged in any prior sale of securities. See “Security ownership of Management and Certain Security Holders.”

ITEM 8.

DESCRIPTION OF PROPERTY

We expect to operate out of 1654 Calle Tulipan, Suite 100, San Juan, PR 00927-6242 which is a rental office. Other than the above-mentioned leased property, we do not have any other real property.

The Patent, Trademark and FDA Registration are properties of Dr. David M. Dixon, our CEO. Per Assignment Agreement dated October 22, 2023, Dr. Dixon assigned the Patent, Trademark and FDA Registration to the Company. See Exhibit 10.4

ITEM 9.

MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section regarding “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes a number of forward-looking statements that reflect the Company management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

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Readers are urged to carefully review and consider the various disclosures made by the Company in this report and in its other reports filed with the Commission. Important factors currently known to the Company could cause actual results to differ materially from those in forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or any changes in the future operating results over time. The Company believes that its assumptions are based upon reasonable data derived from and known about its business and operations. No assurances are made that actual results of operations or the results of the Company’s future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company” or “our Company” refer to DermaWound, Inc.

Business Overview

DermaWound, Inc. (the “Company”) was incorporated in the Commonwealth of Puerto Rico on September 8, 2022.

Our Market Focus.

DermaWound, Inc. is a biotechnology company focusing on safe and effective chronic and acute wound treatment solutions. We currently have two patented products that can be used either as an independent treatment option or as an adjunct to other treatment modalities – depending upon the wound type. DermaWound® brand products have been shown to be highly effective in the treatment of chronic and acute wounds that have been resistant to other forms of healing. (see Footnote 1)

DermaWound was invented by our Chairman and Chief Medical Officer, David M. Dixon, MD and was soft marketed in 2016. Due to the complexity and cost of existing products, Dr. Dixon recognized the need for a simple, yet efficacious, wound care product and developed DermaWound in response to this need. DermaWound has gone through extensive clinical testing showing it to be safe, hypoallergenic (see Footnote 2) and has completed comprehensive white papers demonstrating promotion of total wound healing under a wide and varied set of clinical applications.

Based on Dr. Dixon’s 30 years of clinical experience in the treatment of non-healing wounds, we have developed and patented DermaWound; a wound treatment product whose many mechanisms of action, include disruption of biofilms which are typically resistant to most therapeutic interventions. (see Footnote3) Chronic wounds are greatly impacted by the development of a biofilm, an extracellular polymer matrix secreted by the unique flora that colonizes a wound bed. Over 90% of chronic wounds have biofilms that contain bacteria and fungi. (see Footnote 4) The biofilm may lead to chronic inflammation in the wound bed, arresting wound healing and increasing the risk of septicemia and drug resistance. By disrupting the biofilm, DermaWound is able to access and eliminate the infecting micro-organisms, while simultaneously nourishing the healthy tissues and accelerating the healing process.

The active ingredients in DermaWound are suspended in a non-toxic sucrose and calcium carbonate substrate that is both bacteriostatic and bactericidal; and is highly effective against the development of viral, bacterial, and fungal resistance. Povidone-iodine (PI) is added to the DermaWound Original formula as a broad spectrum anti-viral, bacterial, and fungal that is also effective against both gram-positive and gram-negative organisms. PI works by oxidizing bacterial membrane components that are essential to cellular respiration. (see Footnote 5) Povidone-iodine has also been found to be effective against a wide range of organisms and can treat antibiotic resistant organisms such as Methicillin-resistant Staphylococcus aureus (MRSA) and Candida albicans when used in diluted concentrations. (see Footnote 6)

The use of Povidone-iodine allows the bound iodine to be cytotoxic to microorganisms and osmotically disrupt cellular membranes; yet provides a non-toxic healing environment for normal cells. (see Footnote 7) The use of PI in wound care was extensively studied in 2017 and several features make this substance particularly useful in wound management. In addition to Povidone-iodine and Benzocaine, DermaWound products contain additional proprietary ingredients in our non-toxic substrate that combine to promote a moist and nutrient-rich environment, which provides the best circumstances for efficient high-quality rapid wound healing. (see Footnote 8)

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Sources of Revenue.

DermaWound products will be marketed and distributed through third-party sales companies which have a track record in the industry and an existing client base. Initially, the products will be marketed and sold to users in the United States, and a few select foreign markets, then globally as production continues to ramp up. Current expectations are to expand into Europe, India, South America, Asia, Africa, and Australia.

Targeted users will be the medical community, hospitals, diabetic community, senior living facilities, advanced wound care specialists, national drug store chains, government agencies, and groups that purchase large quantities and distribute internationally to the various healthcare outlets. Online sales will not be a large component of the sales but are expected to increase as new products come to market, and our telemedicine platform grows.

Operating Results.

We were incorporated on September 8, 2022, and have no revenues and have incurred $85,2551 in expenses. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through December 31, 2022, was $85,251. Our accumulated deficit on December 31, 2022, was $85,251. We are attempting to raise money from this offering to meet our need for cash. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue, we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely.

Liquidity and Capital Resources.

As of December 31, 2022, the Company had $10,112 in cash and total liabilities of $85,363. As of December 31, 2022, we have a total expense since inception of $85,251 related entirely to formation fees, corporate documents and legal fees associated with this Offering. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. The Company hopes to raise $10,500,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.

Although we believe our product will enjoy broad market appeal, there is no guarantee that we will be successful in developing and deploying our product in the market. Executing our business plan will depend highly on the availability of funds and our ability to effectively deploy our product in the marketplace. There can be no assurance of the Company’s ability to do so or that additional capital will be available to the Company. If so, the Company’s plan of entering the wound treatment marketplace will be unsuccessful. The Company currently has no agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit or any other sources, except as provided per Exhibit 10.5. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which may likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high-risk loans and be subject to an above market interest rate. At such a time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

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Off-Balance Sheet Arrangements.

As of December 31, 2022, we did not have any off-balance sheet arrangements.

Plan of Operations

Estimated Expenses for the Next Twelve Months.

During the next 12 months, our projected capital outlays to launch our operations is presented below:

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTHS

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

SEC Reporting, Legal, Accounting, Audit and Compliance	$50,000

Working Capital / Overhead	50,000

Total	$100,000

The above figures represent only estimated costs. To proceed with our operations within 12 months, we need a minimum of $50,000 to meet our SEC registration filings, reporting, accounting, auditing, and compliance. In addition, we must hire employees to staff the back office and commence the launch of our products. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. However, Dr. Dixon, our CEO has offered to extend us additional loan of $100,000. See Exhibit 10.5. Mr. Dixon is not under any obligation to extend credit to us. To date, Mr. Dixon has not disbursed any of the funds under the promissory note. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms, or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source of cash at this time is by our officers/directors. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company.

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The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement its business plan and impede the speed of its operations.

Over the next twelve months, the Company intends to focus on deploying our wound treatment products in the marketplace and launching an aggressive marketing campaign. Notwithstanding the foregoing and as we have disclosed above in this Offering Circular, we had a net loss of $85,251 and no cash flow from operations, and accumulated deficit of $85,251 for the period ended December 31, 2022. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

ITEM 10.

DIRECTORS AND MANAGEMENT

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Age	Position	Appointed

David M. Dixon, MD	62	CEO/Chief Medical Officer	9-8-2022
1642 N. Coral Bells Drive
Tucson, AZ 85745
Joseph L. Donati	65	President, Secretary	9-8-2022
840 East West Drive		Treasurer
Murphys, CA

David M. Dixon, MD – CEO and Chief Medical Officer

Dr. Dixon graduated from Fisk University with a B.A. degree in Biology; completed a post-baccalaureate pre-med program at Creighton University; worked as a Tissue Coordinator for the Arizona Lions Eye Bank; was a Deiner/Autopsy Assistant with the Lucas County, Ohio Coroner’s Office; received his Doctor of Medicine from the Medical College of Ohio and attended internships at University of California, Los Angeles, CA and University of Southern California, California. Dr. Dixon has been an independent researcher and innovator since 1994 and launched ProgressiveDoctors.com in 2001 and incorporated Progressive Doctors, LLC in Arizona in 2005. Over the past 30 years Dr. Dixon has conducted many groundbreaking research investigations which have led to the development of cutting-edge wound care products and devices utilizing novel methods of tissue application and regeneration techniques. The results of those efforts have cumulated in the issuance of numerous United States patents and trademarks.

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Joseph L. Donati – President, Secretary and Treasurer

Mr. Donati attended college in Stockton, CA and completed additional studies in Santa Barbara, CA. After working with a family business and regional development company, in 1994 he opened his own firm concentrating on real estate development and construction. Over the past 40 years he has run multi-state and international companies while continuing to expand into multiple asset categories, developing and/or constructing over $800 million worth of projects consisting of 7 million square feet of Class A office, industrial and retail projects and entitled over 3,000 acres of raw land. Mr. Donati has managed all the administrative functions, acquisitions, entitlements, municipal relationships, construction, property management and private placement of capital sources.

ITEM 11.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table indicates the annual compensation of each of the two executive officers or directors during the period September 8, 2022, to October 31, 2023:

			Option	Incentive
Name and		Salary	Award	Compensation	Total
Position	Year	($)	($)	($)	($)

David M. Dixon	9/8/2022
Chief Executive Officer	10/15/2023	-0-	-0-	-0-	-0-

Joseph L. Donati	9/8/2023
President	10/15/2023	-0-	-0-	-0-	-0-

ITEM 12.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the information concerning the number of outstanding shares of our Common Stock owned beneficially as of the date of this Offering Circular by: (i) all Company executive officers and directors as a group; (ii) friends and family; (iii) each person who beneficially owns more than 10% of our Common Stock. All shares shown in the table as beneficially owned are owned directly by the named beneficial owner(s). The Company has no other class of voting securities, except as common stock shown hereunder. (1)

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Name and Address Of Beneficial Shareholder (2)	Number Of Shares	Percent of Common Stock Outstanding

Progressive Doctors, LLC	15,000,000	37.5%
1642 N. Coral Bells Drive
Tucson, AZ 85745 Global Health Horizons, LLC 1309 Coffen Ave, Suite 1200 Sheridan, WY 82801	25,000,000	62.5%

Total Shares Outstanding	40,000,000	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2) The members of Progressive Doctors LLC are Dr. David Dixon, [50%] and Wianno Investments LLC. [43%]. The members of Global Health Horizons, LLC are Dr. David Dixon [51%] and Wianno Investments LLC [49%].

Changes in Control.

There are no present arrangements or pledges of any of our securities, equity, or debt, which may result in a change in our control.

Legal and Disciplinary History of Our Executive Officers and Directors.

Our officers and directors do not have any such disclosable matters.

ITEM 13.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

The Company has no such disclosable Interest of Management in Certain Transactions.

ITEM 14.

SECURITIES BEING OFFERED

General

DermaWound, Inc. a Commonwealth of Puerto Rico corporation is conducting a Regulation A Tier 2 offering of 10,500,000 shares of Common Stock at $1.00 per share (the “Shares”). The aggregate amount of gross proceeds we are seeking to raise is $10,500,000. There is no minimum number of shares that must be sold in order to close this offering and thus no escrow account is being utilized. Accordingly, all funds raised in this Offering will become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment.

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Common Stock

Our Amended Corporation Charter provides for authorized shares of 100,000,000 in common stock, at a $0.0001 par value.

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock are: (i) currently entitled to cast one vote for each share held at all shareholders meetings for all purposes; (ii) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (iii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iv) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (v) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Amended and Restated Articles of Incorporation, Bylaws, [per Exhibit 2.2] and the applicable statutes of the Commonwealth of Puerto Rico for a more complete description of the rights and liabilities of holders of the Company’s securities.

Dividends Rights of Preferred Stockholders.

We do not have Preferred Stock.

Warrants

DermaWound, Inc. has not issued and does not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Stock

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shares Eligible for Future Sale.

As of December 31, 2022, there were 40,000,000 shares of common stock issued and outstanding held by our founding member, Progressive Doctors, LLC, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

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Rule 701 Inapplicable.

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants, or advisors who purchases Shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701 is eligible to resell those Shares, in reliance on Rule 144, ninety (90) days after the Qualification Date, but without compliance with Rule 144’s various conditions, including compliance with specified holding periods. The Company has not adopted any such plan, and no such adoption is expected as of the date of this Offering Circular.

Lock-up and Market Stand-Off Agreements.

There are no lock-up or market stand-off agreements currently in effect with respect to the Common Stock.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Limitations on Liability of Our Directors and Officers

P.R. Laws Title 14, §3563 provides certain limitations to our officers and directors liability to shareholders lawsuit. However, regardless of the provisions of the P.R. Laws Title 14, §3563, such provisions do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act of 1934 or the rules and regulations thereunder, nor the concurrent jurisdiction of federal and state courts over all such matters under Section 22 of the Securities Act of 1933.

INTERESTS OF NAMED EXPERTS AND COUNSEL

With the exception of Franklin Ogele, Esq., a named expert in this Offering Circular, no expert or counsel named in this offering circular as having prepared or certified any part of this circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with DermaWound Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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EXPERTS

Victor Mokuolu, CPA PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Victor Mokuolu, CPA PLLC has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Franklin Ogele, Esq. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC an Offering Circular pursuant to Regulation A, Tier 2 for the securities offered herein. For future information about us and the securities offered under this prospectus, you may refer to this Offering Circular and to the exhibits filed as a part of the Circular. In addition, after the qualification date of this Circular, we will be required to file annual reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements, or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of DermaWound Inc.

Opinion on the Financial Statements

We have audited the financial statements of DermaWound, Inc which comprise the balance sheet as of December 31, 2022, and the related statements of operations, stockholders’ deficit, and cash flows for the period from September 08, 2022 (Inception) to December 31, 2022, and the related notes to the financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of DermaWound, Inc as of December 31, 2022, and the results of its operations and its cash flows for the period from September 08, 2022 (Inception) to December 31, 2022, in accordance with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s ability to continue as a going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has accumulated deficit as of December 31, 2022 and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

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Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee or the Company’s governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters communicated or required to be communicated to the audit committee.

/s/ Victor Mokuolu, CPA PLLC

PCAOB ID: 6771

We have served as the Company’s auditor since 2023.

Houston, Texas

September 06, 2023

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DERMAWOUND, INC.,
Balance Sheet
For the Year Ended December 31, 2022
	12-31-2022	12-31-2021
ASSETS:
CURRENT ASSETS:
Cash & cash equivalents	10,112	0
Total Current Assets	10,112	0

OTHER ASSETS
Intangibles	0	0
Total Other Assets	0	0
Total assets	10,112	0

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable & accruals	80,120	0
Advances from Stockholders	5,243	0
Total current liabilities	85,363	0
Total Liabilities	85,363	0
Stockholders’ DEFICIT:
Common Stock, $0.0001 par value.
Authorized 100,000,000 shares
40,000,000 issued and outstanding	7,000	0
Additional Paid In Capital	3,000	0
Accumulated Deficit	(85,251)	0
Stockholders’ Deficit	(75,251)	0
Total liabilities & Stockholder’s Deficit	10,112	0

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DERMAWOUND, INC.,
Statements of Operations
For the Period from September 08, 2022 (Inception) to December 31, 2022
Income	0
Direct operating cost	0
Gross operating profit (Loss)	0

Bank Charges	88
Bookkeeping Expenses	1,500
Professional Expenses	73,620
Travel Expenses	5,043
Audit Fee	5,000
Total Expenses	85,251

Operating Profit (Loss)	(85,251)
Provision for taxation	0
Profit (Loss) after taxation	(85,251)

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DERMAWOUND, INC.,
Statements of Cash Flows
For the Period from September 08, 2022 (Inception) to December 31, 2022

Operating loss for the year	(85,251)
Adjustment for non-cash items	0
Changes in other assets/ liabilities
Increase in accounts payable & accruals	80,120
Increase in advances from related parties	5,243
Net cash used in operating activities	112

Cashflow from investing activities:
Net cash used in investing activities	0

Cashflow from financing activities:
Proceeds from issuance of common stock	10,000
Net cash provided by financing activities	10,000

Net increase in cash and cash equivalents	10,112
Cash and cash equivalents at beginning of period	0
Cash and cash equivalents at the end of period	10,112

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DERMAWOUND, INC.,

Statement of Changes in Owners' Equity

For the period from September 08, 2022 (Inception) to December 31, 2022

	Common Stock		Preferred Stock	Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Stock	Shares	Capital	Deficit	Deficiency
Balance as on September 08, 2022	—	—	—	—	—	—
Issuance during the period	100,000,000	10,000	—	—	—	10,000
Net Loss during the period					(85,251)	(85,251)
Balance as of December 31, 2022	100,000,000	10,000	0	0	(85,251)	(75,251)

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DERMAWOUND, INC.

For the Twelve-Month Periods ended December 31, 2022

Notes to the Financial Statements

Note 1 – Organization and Operations

DermaWound, Inc. (the “Company”) was incorporated under the Commonwealth of Puerto Rico on September 8, 2022. DermaWound, Inc. is a biotechnology company focusing on safe and effective chronic and acute wound treatment solutions. We currently have two patented products that can be used either as an independent treatment option or as an adjunct to other treatment modalities – depending on the wound type. DermaWound brand products have been shown to be highly effective in the treatment of chronic and acute wounds that have been resistant to other forms of healing.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period(s). Actual results could differ from those estimates.

Earnings (loss) per Share

Earnings (loss) per share is the amount of earnings (loss) attributable to each share of common stock. Earnings (loss) per share (“EPS”) is computed pursuant to section 260-10-45 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS is computed by dividing the net income (loss) available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period.

The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential dilutive common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent share issuance arrangements, stock options or warrants. When the Company has a loss, potential dilutive shares are not included as they would be anti-dilutive.

Income Taxes

The Company accounts for income taxes in accordance with the FASB ASC Section 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are also recognized for operating losses that are available to offset future taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

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The Company accounts for uncertain tax positions in accordance with ASC Section 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also prescribes direction on de-recognition, classification, and accounting for interest and payables in the financial statements. The Company classifies interest expense and any related penalties related to income tax uncertainties as a component of income tax expense. No interest or penalties have been recognized as of December 31, 2022. The Company does not expect any significant changes in unrecognized tax benefits within twelve months of the reporting date.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB ASC for the disclosure of subsequent events. The Company evaluates subsequent events through the date when the financial statements are issued. Pursuant to Accounting Standards Update (“ASU”) 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements, of the FASB ASC, the Company as a Securities and Exchange Commission (“SEC”) filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

Management has evaluated Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09, Topic 606 – Revenue from Contracts with Customers and FASB ASI 2016-02, Topic 842 – Leases, and determined that at the present time these new standards do not affect the Company but may in the future if operations are resumed. Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, will have a material effect on the accompanying financial statements.

Note 3 – Going Concern

As reflected in the accompanying financial statements, the Company had no operations as of December 31, 2022, and no operating revenue as of December 31, 2022, and has no operating cash to pay its liabilities. Management has determined that these factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position is not sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

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Note 4 – Income Tax Provision

Deferred Tax Assets

As of December 31, 2022, the Company had no tax assets or tax liabilities. No tax benefit has been reported with respect to these operations.

Deferred tax assets (liabilities) are comprised of the following:

December 31, 2022

Net operating loss carryforwards	$(85,251)
Valuation allowance	(0)
Net deferred tax assets	$(85,251)

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

We follow ASC 740 Accounting for Uncertainty in Income Taxes. Under ASC 740, tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by the tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than fifty percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in our tax returns that do not meet these recognition and measurement standards. We had no liabilities for unrecognized tax benefits at December 31, 2022.

Our policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense. For the twelve months ended December 31, 2022, we did not recognize any interest or penalties in our statement of operations, nor did we have any interest or penalties accrued in our balance sheet as of December 31, 2022, relating to unrecognized tax benefits.

Note 5 – Related Party Transactions

As of December 31, 2022, there were 40,000,000 or 40% of shares of our common stock issued and outstanding out 100,000,00 of authorized shares and held by Progressive Doctors, LLC and Global Health Horizons, LLC collectively. Both limited liability companies are headed by Dr. David Dixon, our CEO.

Note 6 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Forward-Looking Statements and Associated Risks.

This Annual Report contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for our future operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

● the uncertainty of profitability based upon our history of losses;

● risks related to failure to obtain adequate financing on a timely basis and on acceptable terms to continue as a going concern;

● risks related to our international operations and currency exchange fluctuations; and

● other risks and uncertainties related to our business plan and business strategy.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully, and readers should not place undue reliance on our forward-looking statements. Forward looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common stock” refer to the common shares in our capital stock.

As used in this quarterly report, the terms “we,” “us,” “our,” the “Company” and “Frontera Group” mean Frontera Group Inc. unless otherwise indicated.

Our Business

DermaWound, Inc. is a biotechnology company focusing on safe and effective chronic and acute wound treatment solutions. We currently have two patented products that can be used either as an independent treatment option or as an adjunct to other treatment modalities - depending upon the wound type. DermaWound® brand products have been shown to be highly effective in the treatment of chronic and acute wounds that have been resistant to other forms of healing.

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Results of operations for the twelve-month period ended December 31, 2022

Revenue

We had revenue and cost of revenue of $0 respectively, during the twelve months ended December 31, 2022.

Costs and Expenses,

We incurred $73,620 in professional fees and $11,631 in general and administrative expenses during the twelve months ended December 31, 2022.

Net Loss

We had a net loss of $85,251 during the twelve months ended December 31, 2022.

Liquidity and Capital Resources

December 31, 2022

Total current assets	$10,112
Total current liabilities	(85,363)
Working capital deficiency	$(75,251)

Liquidity

Since we currently have no operations, additional capital will be required to continue operations. We have explored and are continuing to explore options to provide additional financing to fund future operations as well as other possible courses of action. Such actions include, but are not limited to, securing lines of credit, sales of debt or equity securities (which may result in dilution to existing shareholders), loans and cash advances from our directors or other third parties, and other similar actions. There can be no assurance that we will be able to obtain additional funding (if needed), on acceptable terms or at all, through a sale of our common stock, loans from financial institutions, our directors, or other third parties, or any of the actions discussed above. If we cannot sustain profitable operations, and additional capital is unavailable, lack of liquidity could have a material adverse effect on our business viability, financial position, results of operations and cash flows.

Cash Flows

Cash Flows from Operating Activities

We did not generate any cash from operating activities but expended $85,251 to cover operating activities during the twelve months ended December 31, 2022.

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Cash Flows from Investing Activities

We generated $10,000 in stockholder contributions but did not use any cash from investing activities during the twelve months ended December 31, 2022.

Cash Flows from Financing Activities

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g., shareholder loans) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.

If we are unable to generate profits sufficient to cover our operating costs or to obtain additional funds for our working capital needs, we may need to cease or curtail operations. Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this item.

ITEM 4. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls

We evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2022. This evaluation was conducted with the participation of our chief executive officer and our principal accounting officer.

Disclosure controls are controls and other procedures that are designed to ensure that information that we are required to be disclosed in the reports we file pursuant to the Securities Exchange Act of 1934 is recorded, processed, summarized, and reported.

Limitations on the Effectiveness of Controls

Our management does not expect that our disclosure controls or our internal controls over financial reporting will prevent all error and fraud. A control system, no matter how well conceived and operated, can provide only reasonable, but no absolute, assurance that the objectives of a control system are met. Further, any control system reflects limitations on resources, and the benefits of a control system must be considered relative to its costs. These limitations also include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of a control. A design of a control system is also based upon certain assumptions about potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

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Conclusions

Based upon the evaluation of our controls, the chief executive officer and principal accounting officer have concluded that, subject to the limitations noted above, the disclosure controls are not effective providing reasonable assurance that material information relating to us is made known to management on a timely basis during the period when our reports are being prepared. There were no changes in our internal controls that occurred during the year covered by this report that have materially affected or are reasonably likely to materially affect our internal controls.

PART II – OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

We were not subject to any legal proceedings during the period ended December 31, 2022, and currently we are not involved in any pending litigation or legal proceeding.

ITEM 1A. RISK FACTORS.

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

No equity securities were sold during the period ended December 31, 2022.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

No senior securities were issued and outstanding during the period ended December 31, 2022.

ITEM 4. MINE SAFETY DISCLOSURES.

Not applicable to our Company.

ITEM 5. OTHER INFORMATION.

None.

ITEM 6.

EXHIBITS

The following documents are filed as a part of this report or are incorporated by reference to previous filings, if so indicated:

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DermaWound, Inc.

A Commonwealth of Puerto Rico Company

/s/	Joseph L. Donati

By:	Joseph L. Donati

Its:	President

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PART III

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION

2.1	Original and Amended Certificate of Incorporation
2.2	Bylaws of the Corporation
10.1	United States Patents and Trademarks Office Registration and Renewals/Extensions
10.2	FDA Registrations Documents 2023 Labeler and Product Registrations
10.3	Agreements with Westwood Laboratories and The Packaging Company
10.4	Patent, Trademark and FDA Registration Assignment Agreement
10.5	Promissory Note
10.6	Form of Subscription Agreement
11.1	Consent of PCOAB Firm of Victor Mokuolu, CPA PLLC
12.1	Legal Opinion of Franklin Ogele, P.A.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tucson, AZ on this October 31, 2023

DermaWound, Inc.

By:	/s/ David M. Dixon
Name:	David M. Dixon
Title:	Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Offering Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Joseph L. Donati	President and Principal Executive Officer	October 31, 2023
Joseph L. Donati

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